Exhibit 99.1
Copart, Inc.
For Immediate Release
Copart Reports Fourth Quarter Fiscal 2025 Financial Results
Dallas, Texas. (September 4, 2025) — Copart, Inc. (NASDAQ: CPRT) today reported financial results for the quarter and year ended July 31, 2025.
For the three months ended July 31, 2025, revenue, gross profit, and net income attributable to Copart, Inc. were $1.1 billion, $510 million, and $396 million, respectively. These represent an increase in revenue of $56.1 million, or 5.2%; an increase in gross profit of $56.1 million, or 12.4%; and an increase in net income attributable to Copart, Inc. of $73.8 million, or 22.9%, respectively, from the same period last year. Fully diluted earnings per share for the three months ended July 31, 2025 was $0.41 compared to $0.33 last year, an increase of 24.2%.
For the year ended July 31, 2025, revenue, gross profit, and net income attributable to Copart, Inc. were $4.6 billion, $2.1 billion, and $1.6 billion, respectively. These represent an increase in revenue of $410.1 million, or 9.7%; an increase in gross profit of $192.4 million, or 10.1%; and an increase in net income attributable to Copart, Inc. of $189.4 million, or 13.9%, respectively, from the same period last year. Fully diluted earnings per share for the year ended July 31, 2025 was $1.59 compared to $1.40 last year, an increase of 13.6%.
On Thursday, September 4, 2025, at 5:30 p.m. Eastern Time (4:30 p.m. Central Time), Copart, will conduct a conference call to discuss the results for the quarter. The call will be webcast live and can be accessed at www.copart.com/investorrelations. A replay of the call will be available through November 2025 by visiting www.copart.com/investorrelations.
About Copart
Copart, Inc., founded in 1982, is a global leader in online vehicle auctions. Copart’s innovative technology and online auction platforms connect vehicle consignors to approximately 1 million members in over 185 countries. Copart offers a comprehensive suite of vehicle remarketing services to insurance companies, financial institutions, dealers, rental car companies, charities, fleet operators, and individuals, and offers vehicles via auction to dealers, dismantlers, rebuilders, exporters, and the general public. With operations at over 250 locations in 11 countries, Copart sold more than 4 million units in the last year. Copart currently operates in the United States (Copart.com), Canada (Copart.ca), the United Kingdom (Copart.co.uk), Brazil (Copart.com.br), the Republic of Ireland (Copart.ie), Germany (Copart.de), Finland (Copart.fi), the United Arab Emirates, Oman and Bahrain (Copartmea.com), and Spain (Copart.es). For more information, or to become a Member, visit Copart.com/register.

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.

Cautionary Note About Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws. These forward-looking statements are subject to substantial risks and uncertainties. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected or implied by our statements and comments. For a more complete discussion of the risks that could affect our business, please review the “Management’s Discussion and Analysis” and the other risks identified in Copart’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. We encourage investors to review these disclosures carefully. We do not undertake to update any forward-looking statement that may be made from time to time on our behalf.

Contact:	Copart Investor Relations
investor.relations@copart.com

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended July 31,			Twelve Months Ended July 31,
	2025	2024	% Change	2025	2024	% Change
Service revenues and vehicle sales:
Service revenues	$956,209	$893,091	7.1%	3,968,662	$3,561,002	11.4%
Vehicle sales	168,888	175,908	(4.0)%	678,296	675,821	0.4%
Total service revenues and vehicle sales	1,125,097	1,068,999	5.2%	4,646,958	4,236,823	9.7%
Operating expenses:
Yard operations	418,500	407,044	2.8%	1,744,436	1,532,484	13.8%
Cost of vehicle sales	147,398	161,891	(9.0)%	602,997	619,487	(2.7)%
Yard depreciation and amortization	47,172	44,539	5.9%	191,775	170,650	12.4%
Yard stock-based compensation	2,309	1,949	18.5%	8,107	6,950	16.6%
Gross profit	509,718	453,576	12.4%	2,099,643	1,907,252	10.1%
General and administrative	83,902	81,377	3.1%	348,958	287,834	21.2%
General and administrative depreciation and amortization	6,435	6,064	6.1%	24,074	19,111	26.0%
General and administrative stock-based compensation	6,790	6,591	3.0%	29,897	28,284	5.7%
Total operating expenses	712,506	709,455	0.4%	2,950,244	2,664,800	10.7%
Operating income	412,591	359,544	14.8%	1,696,714	1,572,023	7.9%
Other income (expense):
Interest income (expense), net	49,839	43,494	14.6%	178,909	145,673	22.8%
Other income (expense), net	15,978	5,389	196.5%	19,958	(3,095)	(744.8)%
Total other income	65,817	48,883	34.6%	198,867	142,578	39.5%
Income before income taxes	478,408	408,427	17.1%	1,895,581	1,714,601	10.6%
Income tax expense	83,100	86,249	(3.7)%	347,218	352,254	(1.4)%
Net income	395,308	322,178	22.7%	1,548,363	1,362,347	13.7%
Less: Net loss attributable to noncontrolling interest	(1,046)	(389)	168.9%	(4,086)	(673)	507.1%
Net income attributable to Copart, Inc.	$396,354	$322,567	22.9%	$1,552,449	$1,363,020	13.9%

Basic net income per common share	$0.41	$0.34	20.6%	$1.61	$1.42	13.4%
Weighted average common shares outstanding	967,100	962,515	0.5%	965,306	960,739	0.5%

Diluted net income per common share	$0.41	$0.33	24.2%	$1.59	$1.40	13.6%
Diluted weighted average common shares outstanding	977,778	976,500	0.1%	977,563	974,798	0.3%

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	July 31, 2025	July 31, 2024
ASSETS
Current assets:
Cash, cash equivalents, and restricted cash	$2,780,531	$1,514,111
Investment in held to maturity securities	2,008,539	1,908,047
Accounts receivable, net	762,811	785,877
Vehicle pooling costs	116,145	132,638
Inventories	39,661	43,639
Income taxes receivable	580	—
Prepaid expenses and other assets	46,361	33,872
Total current assets	5,754,628	4,418,184
Property and equipment, net	3,598,093	3,175,838
Operating lease right-of-use assets	99,708	116,301
Intangibles, net	62,832	74,088
Goodwill	517,779	513,909
Other assets	57,862	129,444
Total assets	$10,090,902	$8,427,764

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	591,831	$518,148
Deferred revenue	30,440	28,121
Income taxes payable	41,141	60,994
Current portion of operating and finance lease liabilities	19,869	21,304
Total current liabilities	683,281	628,567
Deferred income taxes	80,625	93,653
Income taxes payable	35,635	59,560
Operating and finance lease liabilities, net of current portion	83,870	97,429
Total liabilities	883,411	879,209
Commitments and contingencies
Redeemable non-controlling interest	20,458	24,544
Stockholders’ equity:
Preferred stock	—	—
Common stock	97	96
Additional paid-in capital	1,214,150	1,120,985
Accumulated other comprehensive loss	(120,283)	(142,972)
Retained earnings	8,093,069	6,545,902
Total stockholders’ equity	9,187,033	7,524,011
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$10,090,902	$8,427,764

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Year Ended July 31,
	2025	2024
Cash flows from operating activities:
Net Income	$1,548,363	$1,362,347
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, including debt cost	217,784	190,256
Allowance for credit losses	354	3,914
Gain on extinguishment of liabilities	—	(4,058)
Equity in losses of unconsolidated affiliates	(149)	2,241
Stock-based compensation	38,004	35,234
Gain on sale of property and equipment	(13,726)	(2,386)
Deferred income taxes	(13,440)	(847)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(33,950)	(145,385)
Vehicle pooling costs	16,705	(9,542)
Inventories	4,655	(3,698)
Prepaid expenses and other current and non-current assets	7,748	(71,067)
Operating lease right-of-use assets and lease liabilities	478	1,064
Accounts payable and accrued liabilities	69,599	59,528
Deferred revenue	2,159	1,867
Income taxes receivable	(575)	6,561
Income taxes payable	(44,259)	46,535
Net cash provided by operating activities	1,799,750	1,472,564

Cash flows from investing activities:
Purchases of property and equipment	(568,990)	(510,990)
Assets and liabilities acquired in connection with acquisition	(1,223)	17,662
Proceeds from sale of property and equipment	31,831	4,166
Investment in held to maturity securities	(4,001,918)	(4,087,162)
Proceeds from held to maturity securities	3,960,000	3,645,000
Acquisition of investment in unconsolidated affiliates	(7,148)	(8,755)
Net cash used in investing activities	(587,448)	(940,079)

Cash flows from financing activities:
Proceeds from the exercise of stock options	42,759	24,260
Proceeds from the issuance of Employee Stock Purchase Plan shares	14,679	12,406
Payments for employee stock-based tax withholdings	(5,282)	(6,558)
Principal payments on revolver facility	—	(10,821)
Payments of finance lease obligations	(49)	(14)
Net cash provided by financing activities	52,107	19,273
Effect of foreign currency translation	2,011	4,958
Net increase in cash, cash equivalents, and restricted cash	1,266,420	556,716
Cash, cash equivalents, and restricted cash at beginning of period	1,514,111	957,395
Cash, cash equivalents, and restricted cash at end of period	$2,780,531	$1,514,111

Supplemental disclosure of cash flow information:
Interest paid	$2,019	$3,127
Income taxes paid, net of refunds	$409,003	$285,891
Purchase of property and equipment through settlement of deposit	$64,050	$—

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000